EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99	Press Release dated October 28, 2004.	Filed Electronically

4

EXHIBIT 99

Investor Contact: Michael Robinson – 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom – 952-229-7435 or jthunstrom@lifetimefitness.com

FOR RELEASE OCTOBER 28, 2004

LIFE TIME FITNESS ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS
Reports Revenue Growth of 19.9% and Net Income Growth of 39.8% for the Quarter

EDEN PRAIRIE, Minn. (October 28, 2004) – Life Time Fitness, Inc. (NYSE: LTM), a national operator of large and distinctive health and fitness centers, today reported its operating results for the third quarter ended September 30, 2004.

     Third quarter 2004 revenue grew 19.9% to $79.2 million from $66.0 million during the same period last year. Net income in the quarter grew 39.8% to $7.9 million, or $0.22 per diluted share on 35.4 million shares. This compares to net income of $5.7 million, or $0.20 per diluted share on 28.1 million shares, for 3Q 2003. For the nine months ended September 30, 2004, revenue grew 21.1% to $229.9 million from $189.9 million during the same period last year. Net income grew 35.5% for the same period to $20.8 million, or $0.65 per diluted share on 32.1 million shares. This compares to net income of $15.3 million, or $0.54 per diluted share on 28.4 million shares, for the first nine months of 2003.

     “We are pleased with our third quarter 2004 financial results as we continue to execute on our fundamental growth strategies, including new center growth, membership ramp, and increasing in-center revenue,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “During the third quarter, we opened our second center in the Dallas market, located in Garland. In early October, we opened our second center in the Houston market, located in Sugar Land, and our third center in the Dallas market, located in Flower Mound. We have two additional centers scheduled to open in early November, each of which is located in the Dallas market. Compared to the end of the third quarter of 2003, memberships grew 18.8% to 285,975 at the end of the third quarter of 2004. Additionally, our in-center revenue, consisting of personal training, LifeSpa, LifeCafé, and member activities, grew 29.2% to $18.2 million compared to the same period in 2003.”

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Life Time Fitness Third Quarter 2004 Results – Page 2

Three and Nine Months Ended September 30, 2004, Financial Highlights:

Total revenue during the third quarter grew 19.9% to $79.2 million from $66.0 million in 3Q 2003, driven by growth in membership dues and in-center revenue. Revenue for the first nine months of 2004 grew 21.1% to $229.9 million from $189.9 million during the same period last year.

•	Membership dues revenue for the third quarter grew 22.1% to $52.5 million from $43.0 million in 3Q 2003. Year-to-date membership dues revenue grew 21.8% to $152.7 million from $125.3 million during the same period last year.

•	Enrollment fee revenue for the third quarter was $5.3 million, compared to $5.4 million in 3Q 2003. Year-to-date enrollment fee revenue totaled $15.3 million, compared to $15.4 million during the prior-year period.

•	In-center revenue for the third quarter grew 29.2% to $18.2 million. Year-to-date in-center revenue grew 29.7% to $52.8 million compared to the same period last year.

•	Same-center revenue increased 7.6% during the third quarter compared to the prior-year period.

•	Total revenue per membership averaged $280 in the third quarter, up 2% from the prior-year period. Total in-center revenue per membership averaged $67 in the third quarter, up 8% from the prior-year period.

•	Other revenue for the third quarter, including media division advertising and nutritional products sales was $3.2 million compared to $3.5 million in the prior-year period. Year-to-date other revenue was $9.1 million compared to $8.4 million in the same period last year.

Total operating expenses during the third quarter totaled $61.8 million compared to $51.6 million for the same period in 2003, driven by increased expenses to support new centers, membership growth and presales activities. Total operating margins were 22.0% for the third quarter, up from 21.8% in the prior-year period. Year-to-date operating expenses totaled $182.2 million, compared to $149.6 million for the same period last year. Year-to-date operating margins were 20.8%, compared to 21.2% for the prior-year period.

•	Center operating expenses totaled $42.5 million for the third quarter, compared to $33.2 million in 3Q 2003. Year-to-date center operating expenses totaled $122.0 million, compared to $96.6 million during the same period last year.

•	Advertising and marketing expenses totaled $2.8 million for 3Q 2004, compared to $3.1 million for the same period last year. Year-to-date advertising and marketing expenses totaled $9.3 million, compared to $7.9 million during the prior-year period.

•	General and administrative expenses totaled $4.3 million for the third quarter, compared to $3.5 million in the prior-year period. For the nine months ended September 30, 2004, general and administrative expenses totaled $15.9 million, compared to $14.1 million in the prior-year period.

•	Other operating expenses and depreciation and amortization expenses totaled $12.1 million during the quarter, compared to $11.8 million in 3Q 2003. Year-to-date expenses in the same areas were $35.0 million, compared to $30.9 million in the prior-year period.

Net income during the third quarter grew 39.8% to $7.9 million from $5.7 million in 3Q 2003, driven by continued top-line growth, efficient use of capital and operating cost leverage.

•	For the nine months ended September 30, 2004, net income grew 35.5% to $20.8 million from $15.3 million in the prior-year period.

•	Net income margin for the third quarter was 10.0%, up from 8.6% for the prior-year period. The year-to-date net income margin was 9.0%, up from 8.1% for the same period last year.

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Life Time Fitness Third Quarter 2004 Results – Page 3

EBITDA for the third quarter grew 20.1% to $25.1 million from $20.9 million in 3Q 2003.

•	Year-to-date EBITDA grew 18.2% to $69.9 million from $59.2 million for the same period last year.

•	As a percentage of total revenue, EBITDA was 31.7% in 3Q 2004 and 30.4% for the year-to-date period.

Cash flows from operations for the year-to-date period grew 32.4% to $52.0 million from $39.3 million for the prior-year period.

2004 and 2005 Business Outlook:

The following statements are based on the Company’s expectations for fiscal year 2004 and 2005, subject to the risks and uncertainties described below.

•	2004 full-year total revenue is expected to grow approximately 21% to 22%, ending the year with $311 million to $314 million.

•	2004 full-year net income is expected to grow approximately 36% to 38%, ending the year with $28.0 million to $28.4 million.

•	2005 total revenue is expected to be approximately 20% greater than 2004 total revenue, driven by new center growth, membership ramp, and increasing in-center revenue.

•	2005 net income is expected to be approximately 30% greater than 2004 net income, driven by executing the Company’s growth strategies, along with operating and financing efficiencies, and leveraging general and administrative expenses.

•	2005 new center growth includes plans for six new current model centers, five of which already are under construction.

     As of September 30, 2004, the total common shares outstanding were 33.8 million and weighted average diluted shares were 35.4 million for the third quarter.

     As announced on October 18, 2004, the Company will hold a conference call today at 10:00 a.m. Eastern time to discuss its third quarter results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.lifetimefitness.com. A replay of the call will be available via the Company’s Website beginning at 1:00 p.m. Eastern time on October 28, 2004.

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Life Time Fitness Third Quarter 2004 Results – Page 4

About Life Time Fitness, Inc.

Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports, athletic, fitness and family recreation centers. As of October 28, 2004, the Company operated 37 centers in eight states, including Arizona, Illinois, Indiana, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with nutritional products and supplements, the award-winning healthy lifestyle magazine, Experience Life, world-class athletic events, full-service spas, cafés, personal training consultation, health and nutrition education, and corporate wellness programs. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com).

# # #

     LIFE TIME FITNESS and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Risk & Uncertainties

     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among these factors are identifying and acquiring suitable sites for new sports, fitness and family recreation centers, opening new sports, fitness and family recreation centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

     All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS:
Cash and cash equivalents	$17,009	$18,446
Other current assets	29,607	28,126
Property and equipment, net	460,888	379,193
Restricted cash	12,967	10,972
Other non-current assets	18,810	16,609

Total assets	$539,281	$453,346

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities	$92,734	$61,912
Long-term debt	165,873	214,954
Deferred income taxes	24,002	23,196
Other non-current liabilities	14,466	14,327

Total liabilities	297,075	314,389
Redeemable preferred stock (a)	—	106,165
Shareholders’ equity (a)	242,206	32,792

Total liabilities and shareholders’ equity	$539,281	$453,346

(a)	On July 6, 2004, the Company received proceeds of $80.7 million from its initial public offering, net of underwriting discounts, commissions and offering expenses payable by the Company. In connection with the initial public offering, all redeemable preferred stock was converted to common stock.

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
REVENUE:
Membership dues	$52,477	$42,981	$152,662	$125,306
Enrollment fees	5,297	5,438	15,332	15,418
In-center revenue	18,178	14,068	52,836	40,742

Total center revenue	75,952	62,487	220,830	181,466
Other revenue	3,233	3,540	9,114	8,416

Total revenue	79,185	66,027	229,944	189,882
OPERATING EXPENSES:
Sports, fitness and family recreation center operations	42,529	33,239	122,048	96,581
Advertising and marketing	2,838	3,059	9,292	7,929
General and administrative	4,302	3,547	15,852	14,145
Other operating	4,637	5,465	13,586	12,574
Depreciation and amortization	7,489	6,300	21,407	18,374

Total operating expenses	61,795	51,610	182,185	149,603

Income from operations	17,390	14,417	47,759	40,279
OTHER INCOME (EXPENSE):
Interest expense, net	(4,285)	(4,850)	(13,346)	(14,320)
Equity in earnings of affiliate	257	205	778	518

Total other income (expense)	(4,028)	(4,645)	(12,568)	(13,802)

INCOME BEFORE INCOME TAXES	13,362	9,772	35,191	26,477
Provision for income taxes	5,458	4,118	14,428	11,157

NET INCOME	7,904	5,654	20,763	15,320
Accretion on redeemable preferred stock	95	1,761	3,570	5,226

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$7,809	$3,893	$17,193	$10,094

BASIC EARNINGS PER SHARE	$0.24	$0.24	$0.79	$0.63

DILUTED EARNINGS PER SHARE	$0.22	$0.20	$0.65	$0.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	32,533	16,098	21,628	16,058

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	35,385	28,144	32,177	28,381

LIFE TIME FITNESS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the
	Nine Months Ended September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,763	$15,320
Adjustments to reconcile net income to net cash provided by operating activities	31,249	23,962

Net cash provided by operating activities	52,012	39,282
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(101,803)	(22,837)
Other cash provided by investing activities	6,190	14,775

Net cash used in investing activities	(95,613)	(8,062)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	26,977	1,661
Repayments on long-term borrowings	(65,292)	(11,746)
Proceeds from initial public offering	80,653	—
Other cash used in financing activities	(174)	(2,430)

Net cash provided by (used in) financing activities	42,164	(12,515)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,437)	18,705
CASH AND CASH EQUIVALENTS — Beginning of period	18,446	8,860

CASH AND CASH EQUIVALENTS — End of period	$17,009	$27,565

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest	$12,549	$13,561

Cash payments for income taxes	$8,786	$3,477

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases financed through notes payable	$2,954	$19,111

Property and equipment purchases financed through capital leases	$145	$7,131

Non-GAAP Financial Measures

     This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

LIFE TIME FITNESS, INC.
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Net Income:	$7,904	$5,654	$20,763	$15,320
Interest expense, net	4,285	4,850	13,346	14,320
Provision for income taxes	5,458	4,118	14,428	11,157
Depreciation and amortization	7,489	6,300	21,407	18,374

EBITDA	$25,136	$20,922	$69,944	$59,171